Exhibit 99.1

C/O  BROADRIDGE  CORPORATE ISSUER SOLUTIONS, INC.

P.O. BOX 1342

BRENTWOOD, NY 11717

Date

SEQ#

Name1

Name2

Name3

Name4

Address1

Address2

Address3

Address4

City, State ZIP

Country

Dear Shareholder:

We are pleased to announce that we have appointed Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) as the transfer agent and registrar for the shares of our common stock. In this capacity, Broadridge will manage all stock registry requests for shareholders, including changes of address, certificate replacement and transfer of shares. In addition, Broadridge will assist with administering the Annual Meeting process. This change to Broadridge from our former Transfer Agent and Registrar, Corporate Stock Transfer, Inc.,  became effective May 28, 2019.

Please visit Broadridge Shareholder Services via the web at www.shareholder.broadridge.com.  There you will find important updates, a knowledge center and access to the shareholder portal. The portal allows you to view your holdings, manage your preferences and take action on your investments. You will need the following new account number.

Your New Account Number Is: XXXX - XXXXXXX

To use the shareholder portal, please follow the steps below:

•	Navigate to www.shareholder.broadridge.com
•	Click on the “Login/Create Profile/Link Accounts – Click Here” button at the top right of the webpage.
•	Click on the “Create Profile” button under First Time Users.
•	Choose your account type** from the three revolving boxes.
•	Follow the online instructions to create an online profile.

** If your shares are registered as a trustee, custodianship, corporate account, IRA/retirement or non-US citizen, an additional pin number will be required. Follow the on-screen instructions in order to have a letter mailed to you containing your pin number and further instructions.

Broadridge’s Contact Information:

Website:               www.shareholder.broadridge.com

E-mail:                 shareholder@broadridge.com

Telephone:           1-877-830-4936 or 720-378-5591

Mail:                     Broadridge Corporate Issuer Solutions, Inc.

P.O. Box 1342

Brentwood, NY 11717

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Sincerely,

Brian B. Dow

Chief Financial Officer, Senior Vice President,

Secretary and Treasurer